BRINSON RELATIONSHIP FUNDS
10f-3 Transactions Summary:  Second Quarter 2001


Fund            Trade Date Issuer

Global Securitie06/29/2001 Hellenic Telecom

International Eq06/29/2001 Hellenic Telecom